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                                                                  Exhibit 10.6


                      BRADLEY OPERATING LIMITED PARTNERSHIP

                   AMENDMENT TO THE SECOND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

         This Amendment to the Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP"), dated September 18, 2000 (this "AMENDMENT") amends the Second Restated Agreement of Limited Partnership of the Partnership, dated as of September 2, 1997 (as amended to date, the "PARTNERSHIP AGREEMENT"), and executed by Bradley Real Estate, Inc., a Maryland corporation and the General Partner (as defined in the Partnership Agreement) of the Partnership ("BRADLEY"), and those Limited Partners whose names appear on the signature pages thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Partnership Agreement.

         WHEREAS, pursuant to Section 17.2 of the Partnership Agreement, in the event that the General Partner engages in any merger, consolidation or other combination with or into another Person in which securities of the General Partner are being issued, acquired, converted or exchanged, which results in the holders of Bradley common stock ("BRADLEY COMMON STOCK") receiving cash, securities or other property (a "TRANSACTION"), the General Partner may amend the provisions of the Partnership Agreement in any respect in connection with such Transaction (regardless of whether the amendment alters or changes the distributions to a Limited Partner or a Limited Partner's Redemption Rights) without obtaining the consent of any Limited Partner; PROVIDED THAT in connection with the Transaction, the Limited Partners are offered the opportunity to receive for each Unit held by them an amount of cash, securities, or other property equal to the product of the Conversion Factor (as defined prior to this Amendment) and the amount of cash, securities or other property, if any, paid to a holder of one share of Bradley Common Stock as a result of the Transaction;

         WHEREAS, Bradley has entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of May 15, 2000, with Heritage Property Investment Trust, Inc., a Maryland corporation ("HERITAGE"), and Heritage-Austen Acquisition, Inc., a Maryland corporation ("HERITAGE SUB"), pursuant to which Bradley will merge (the "MERGER") with and into Heritage Sub, with Heritage Sub as the surviving corporation in the Merger and becoming the General Partner of the Partnership;

         WHEREAS, pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each of the issued and outstanding shares of Bradley Common Stock will automatically be converted into the right to receive $22.00 per share in cash (the "COMMON STOCK PURCHASE PRICE");

         WHEREAS, as contemplated by the Merger Agreement, prior to the date hereof, Heritage has offered to purchase (the "COMMON UNIT OFFER") all of the Common Units


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held by the Limited Partners at a purchase price of $22.00 per share, representing the product of the Conversion Factor (i.e., 1.0) and the Common Stock Purchase Price;

         WHEREAS, as a result of the Common Unit Offer, the Limited Partners have been offered the opportunity to receive for each Unit held by them an amount of cash, securities or other property equal to the product of the Conversion Factor and the amount of cash, securities, or other property, if any, paid to a holder of one share of Bradley Common Stock in the Merger; and

         WHEREAS, in accordance with Section 17.2 of the Partnership Agreement, the General Partner desires by this Amendment to amend the Partnership Agreement to provide for certain amendments to the Partnership Agreement required by the Merger Agreement to take effect at the Effective Time (as defined in the Merger Agreement);

         WHEREAS, pursuant to Section 4.4 of the Amendment to the Partnership Agreement, dated August 6, 1998, upon consummation of the Merger, all of the Series A Units outstanding shall convert into the number of Common Units issuable upon conversion of such Series A Preferred Units immediately prior to the consummation of the Merger.

         NOW THEREFORE, the Partnership Agreement is hereby amended as follows:

         1. PARTNERSHIP AGREEMENT DEFINITIONS. Section 1.1 of the Partnership Agreement is hereby amended by (a) adding the following definitions to such
Section 1.1 and (b) in the case of those terms defined below which are already defined in the Partnership Agreement, replacing such definitions with the following new definitions of such terms:

         "ACCOUNTANTS" shall mean the firm or firms of independent certified public accountants, selected by the General Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith, which Accountants may be the independent certified public accountants of Heritage.

         "ADJUSTED CAPITAL ACCOUNT" shall mean the Capital Account maintained for each Partner (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or the penultimate sentences of Treas. Reg.ss.ss.1.704-2(g)(1) and 1.704-2(i)(5), and (ii) decreased by the items described in Treas. Reg.ss. 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treas. Reg.ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "ADMINISTRATIVE EXPENSES" shall mean (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of Heritage or the General Partner, including, without limitation, salaries paid to officers of Heritage or the General Partner, accounting and legal expenses, the costs and expenses of


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preparing reports required to be filed by Heritage or the General Partner or distributed to the holders of Units or other Partnership Interests in the Partnership or to the stockholders of Heritage or the General Partner and the costs and expenses incurred in complying with applicable laws, in all cases that are undertaken by Heritage or the General Partner on behalf of, or for the benefit of, the Partnership, and (iii) such costs and expenses incurred by Heritage or the General Partner in raising or maintaining capital of Heritage or the General Partner that Heritage in good faith determines is necessary or appropriate to be applied, raised, used or maintained for the benefit of the Partnership.

         "ANNUAL VALUATION REPORT" shall have the meaning ascribed to such term in Section 3.2A hereof.

         "BRADLEY GROUP" shall mean Heritage Sub, the Partnership, the Financing Partnership, the Financing Corporation and any other Entity in which one or more other members of the Bradley Group has or will have a direct or indirect interest of 50% or more (by vote or value).

         "CASH AMOUNT" shall mean an amount of cash equal to the amount (or portion thereof) of any distribution which has not been paid to the Redeeming Partner pursuant to Section 8.4 for any prior period, PLUS the product of (i) the Common Unit Market Value on the Valuation Date, MULTIPLIED BY (ii) the number of Common Units set forth in the Redeeming Partner's Notice of Redemption.

         "CHARTER" shall mean the Charter (as such term is defined in the Maryland General Corporation Law) of Heritage, as it may be amended from time to time.

         "COMMON STOCK" shall mean the shares of common stock, par value $0.001 per share, of Heritage.

         "COMMON UNIT MARKET VALUE" shall mean, on any date, (a) if the Common Stock is not quoted or listed on the NASDAQ National Market or a national securities exchange, the Fair Market Value of a Common Unit on such date, and
(b) if the Common Stock is quoted or listed on the NASDAQ National Market or a national securities exchange, the product of (i) the average Closing Price for the most recent ten (10) Trading Days ending on such date, MULTIPLIED BY (ii) the Exchange Ratio, MULTIPLIED BY (iii) the Conversion Factor.

         "COMMON UNITS" shall mean Units other than Preferred Units, regardless of whether the Units are GP Units or LP Units.

         "CONVERSION FACTOR" shall mean 1.0, provided that, during the period, if any, that the Common Stock is quoted or listed on the NASDAQ National Market or a national securities exchange, in the event Heritage (i) declares or pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding Common Stock in shares of Common Stock; (ii) subdivides its outstanding shares of Common Stock; or (iii) combines its outstanding


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shares of Common Stock into a smaller number of shares of Common Stock, the
Conversion Factor shall be adjusted in the manner directed by the Board of Directors of Heritage to prevent dilution or enlargement of the value of the Common Units upon redemption. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. Any determination by the Board of Directors of Heritage, acting in good faith, with respect to the Conversion Factor shall be final and binding upon the Partnership and the Limited Partners.

         "EXCHANGE RATIO" shall mean the exchange ratio to be initially fixed by the Board of Directors of Heritage at the time the Common Stock becomes quoted or listed on the NASDAQ National Market or a national securities exchange, which ratio shall reflect, in the judgment of the Board of Directors of Heritage consistently applied, the relative Fair Market Value of a Common Unit and the initial offering price per share of Common Stock in Heritage's initial public offering. Any determination by the Board of Directors of Heritage, acting in good faith, with respect to the Exchange Ratio shall be final and binding upon the Partnership and the Limited Partners.

         "FAIR MARKET VALUE" shall mean, with respect to a Common Unit, on any date, the fair market value of a Common Unit on such date as determined in good faith by the Board of Directors of Heritage, which determination shall be based on the latest Annual Valuation Report for the fiscal year of the Partnership immediately prior to the date of determination, adjusted, in the judgment of the Board of Directors of Heritage consistently applied, to reflect the fair market value of any properties acquired or disposed of since the date of such Annual Valuation Report and changes in other non-real property assets or liabilities of the Partnership since the date of such Annual Valuation Report.

         "FRACTIONAL SHARE CASH AMOUNT" shall mean an amount of cash equal to the product of (i) the Common Unit Market Value on the Valuation Date, MULTIPLIED BY (ii) the fractional Common Unit set forth in the Redeeming Partner's Notice of Redemption, and MULTIPLIED BY (iii) the Conversion Factor.

         "GENERAL PARTNER" shall mean Heritage Sub, its duly admitted successors and assigns and any other person who is a general partner at the time referenced.

          "HERITAGE" shall mean Heritage Property Investment Trust, Inc., a Maryland corporation.

          "HERITAGE SUB" shall mean Heritage-Austen Acquisition, Inc., a Maryland corporation and surviving corporation of the Merger and a wholly-owned subsidiary of Heritage.

         "MERGER" shall mean the merger of Bradley with and into Heritage Sub, in which Heritage Sub shall be the surviving corporation, all in accordance with the terms and conditions of the Merger Agreement.


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         "MERGER AGREEMENT" shall mean that certain Agreement and Plan of
Merger, dated as of May 15, 2000, by and among Heritage, Heritage Sub and Bradley.

         "NET PROCEEDS" shall mean the net proceeds from the issuance by Heritage or the General Partner of any shares of Common Stock or other class of its capital stock after all underwriting discounts, brokerage commissions or fees and other costs attributable to such issuance.

         "REDEMPTION PERIOD" shall mean (a) for as long as the Common Stock is not quoted or listed on the NASDAQ National Market or a national securities exchange, for each year, (i) the thirty (30) day period beginning on the date that the General Partner delivers to the holders of the Common Units the Annual Valuation Report with respect to the Partnership's prior fiscal year and (ii) the thirty (30) day period beginning six months after the date that the General Partner delivers to the holders of the Common Units the Annual Valuation Report with respect to the Partnership's prior fiscal year, and (b) from and after the date the Common Stock becomes quoted or listed on the NASDAQ National Market or a national securities exchange, at any time (subject to customary black-out periods established from time to time by the Board of Directors of Heritage, which may include (1) a period of one-hundred and thirty-five (135) days beginning on the closing of the initial public offering of Heritage during which Limited Partners may not exercise their Redemption Right, and/or (2) subject to clause (1) above, a period of one year beginning on the closing of the initial public offering of Heritage during which Limited Partners may exercise their Redemption Right and receive the Cash Amount but Heritage may not elect to pay the REIT Shares Amount in connection with such redemption).

         "REIT SHARES AMOUNT" shall mean a number of shares of Common Stock equal to the product of (i) the number of Common Units set forth in the Redeeming Partner's Notice of Redemption, less the amount of any fractional Common Unit, MULTIPLIED BY (ii) the Exchange Ratio, MULTIPLIED BY (iii) the Conversion Factor.

         2. [Intentionally Omitted]

         3. ISSUANCE OF UNITS. Section 3.1 of the Partnership Agreement is hereby amended by deleting subsection (E) in its entirety.

         4. REDEMPTION. Section 3.2 of the Partnership Agreement is hereby amended by deleting such section in its entirety and inserting the following new section in place thereof:

                  "3.2.    REDEMPTION RIGHT.

                           A. Beginning with the fiscal year of the Partnership
                  ending December 31, 2000 and until such time as the Common Stock shall be quoted or listed on the NASDAQ National Market or a national securities exchange, Heritage shall cause a


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                  valuation report of the assets and liabilities of the
                  Partnership (an "ANNUAL VALUATION REPORT") to be prepared and delivered to the holders of the Common Units. For each fiscal year of the Partnership, such Annual Valuation Report shall be delivered to the holders of Common Units no later than one hundred and twenty (120) days following the end of the Partnership's fiscal year.

                           B. Subject to Sections 3.2.C and 3.2.D, beginning
                  after the delivery by the General Partner to the holders of Common Units of an Annual Valuation Report following the fiscal year of the Partnership ended December 31, 2000 and each year thereafter, during a Redemption Period, each Limited Partner, other than the General Partner, shall have the right (the "REDEMPTION RIGHT") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Common Units held by such Limited Partner for an amount equal to the Cash Amount, which shall be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "REDEEMING PARTNER"); PROVIDED, HOWEVER, that the Partnership shall not be obligated to satisfy such Redemption Right if Heritage elects to purchase the Common Units subject to the Notice of Redemption pursuant to Section 3.2.C. Effective as of the Specified Redemption Date, the Redeeming Partner shall not receive any dividends or distributions with respect to any Common Units so redeemed. The Transferee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 3.2, and such Limited Partner shall be deemed to have assigned such rights to such Transferee and shall be bound by the exercise of such rights by such Transferee. In connection with any exercise of such rights by such Transferee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership or Heritage, as the case may be, directly to such Transferee and not to such Limited Partner.

                           C. Notwithstanding the provisions of Section 3.2.B, a
                  Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the number of Common Units set forth in the Notice of Redemption to Heritage, and Heritage may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Redeeming Partner the Cash Amount or, if the Common Stock is quoted or listed on the NASDAQ National Market or a national securities exchange, the REIT Shares Amount and the Fractional Share Cash Amount, as elected by Heritage (in its sole and absolute discretion), on the Specified Redemption Date,


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                  whereupon on such date Heritage shall acquire the Common Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. If Heritage shall elect to exercise its right to purchase Common Units under this Section 3.2.C with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five (5) Trading Days after the receipt by the General Partner of such Notice of Redemption.
                  If Heritage (in its sole and absolute discretion) elects not to exercise its right to purchase Common Units from the Redeeming Partner pursuant to this Section 3.2.C, neither Heritage nor the General Partner shall have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right, and the Partnership shall be required to pay the Redeeming Partner the Cash Amount in accordance with the provisions of Section
                  3.2.B. In the event Heritage shall exercise its right to purchase Common Units with respect to the exercise of a Redemption Right as described in the first sentence of this
                  Section 3.2.C, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership and the General Partner, as the case may be, shall treat the transaction between Heritage and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Common Units to Heritage. Each Redeeming Partner agrees to execute such documents as Heritage and the General Partner may reasonably require in connection with the issuance of shares of Common Stock by Heritage upon exercise of the Redemption Right.

                           D. Notwithstanding the provisions of Section 3.2.B
                  and Section 3.2.C, (i) a Limited Partner shall not be entitled to exercise the Redemption Right pursuant to Section 3.2.B if the delivery of shares of Common Stock to such Partner on the Specified Redemption Date pursuant to Section 3.2.C would be prohibited under or violate any provision of the Charter of Heritage or would violate any federal or state securities laws and (ii) a Limited Partner shall not have the right to exercise the Redemption Right pursuant to Section 3.2.B if in the opinion of counsel for Heritage, Heritage or the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that Heritage or the General Partner no longer would qualify) as a REIT or a REIT-qualified subsidiary.

                           E. A Limited Partner shall not be entitled to
                  exercise the Redemption Right with respect to any Preferred Unit; but this Section 3.2.E shall not preclude the General


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                  Partner from amending this Agreement in connection with the issuance or proposed issuance of Preferred Units pursuant to
                  Section 3.1.C so as to provide a right of holders hereof to have such Preferred Units redeemed by the Partnership on terms set forth in such amendment."

         5. CAPITAL ACCOUNT ADJUSTMENTS. Section 3.5 of the Partnership Agreement is hereby amended by adding new subsection E as set forth below and redesignating existing subsection E as subsection F:

            "E. The General Partner may make adjustments consistent with Treas. Reg. ss. 1.704-1(b)(2)(iv)(f) upon the occurrence of any event described in Treas. Reg.ss. 1.704-1(b)(2)(iv)(f)(5) and such adjustments, if made, shall be taken into account in calculating Capital Accounts, the allocation of book profits and losses and for all other applicable purposes hereunder."

         6.       ALLOCATIONS.
                  -----------

                  (a) Section 7.1 of the Partnership Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following new Section 7.1:

         "7.1  GENERAL ALLOCATIONS OF PROFITS AND LOSSES.

            A. Except as provided in Sections 7.2, 7.3, 7.4 and 7.5 hereof (which shall be applied first), the Profits of the Partnership for each taxable year (or other fiscal period) shall be allocated as follows:

                     (i) first, to the General Partner to the extent that the cumulative Losses allocated to the General Partner pursuant to
         Section 7.1.B(ii) exceed the cumulative Profits allocated to the General Partner pursuant to this Section 7.1.A(i);

                     (ii) second, PRO RATA (based on the respective number of Preferred Units held by them) to the holders of the Preferred Units until the cumulative amount of Profits allocated pursuant to this clause (ii) equals their cumulative Priority Return through the end of the applicable year (whether or not distributed);

                     (iii) third, to the holders of Common Units to the extent that the cumulative Losses allocated to the holders of Common Units pursuant to Section 7.1.B(i) exceed the cumulative Profits allocated to the holders of Common Units pursuant to this Section 7.1.A(iii); and


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                      (iv) thereafter, PRO RATA (based on the respective
         number of Common Units held by them) to the holders of Common Units.

            B. Except as provided in Sections 7.2, 7.3, 7.4 and 7.5 hereof (which shall be applied first), the Losses of the Partnership for each taxable year (or other fiscal period) shall be allocated as follows:

                      (i) first, PRO RATA (based on the respective number of Common Units held by them) to the holders of Common Units; PROVIDED, that Losses allocated to a holder of Common Units pursuant to this
         Section 7.1.B(i) shall not exceed the maximum amount of Losses that can be allocated without causing that holder of Common Units to have a negative Adjusted Capital Account balance; and

                      (ii) thereafter, one hundred percent (100%) to the General Partner."

         (b) Section 7.2 of the Partnership Agreement is hereby amended by adding at the end thereof the following new subsection E:

            "E. QUALIFIED INCOME OFFSET. Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Treas. Reg.ss. 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes a deficit in the Partner's Capital Account (adjusted as provided in Treas. Reg.ss. 1.704-1(b)(2)(ii)(d)) shall be allocated items of income and gain in an amount and a manner sufficient to eliminate, to the extent required by the Treasury Regulations, such deficit balance as quickly as possible. This Section 7.2.E is intended to comply with the alternate test for economic effect set forth in Treas. Reg.ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent therewith."

         (c) Section 7.3 of the Partnership Agreement is hereby amended by adding at the end thereof the following new subsection C:

            "C. This Agreement shall be construed so as to comply with the requirements of Code Section 514(c)(9)(E) and the Treasury Regulations promulgated thereunder, and all interpretations of this Agreement shall be made accordingly."

         7. GENERAL PARTNER DEFICIT RESTORATION OBLIGATION. Article 7 of the Partnership Agreement is hereby amended by adding at the end thereof the following new Section 7.6:

            "7.6 DEFICIT RESTORATION. In the event the General Partner's interest in the Partnership is "liquidated" within the meaning of Treas. Reg. ss. 1.704-1(b)(2)(ii)(g) (including, without limitation,


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         upon the liquidation of the Partnership) and the General Partner's
         Capital Account has a deficit balance after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs, the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treas. Reg.ss.1.704-1(b)(2)(ii)(B)(3)."

         8. DISTRIBUTIONS TO PARTNERS. Section 8.4 of the Partnership Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following new Section 8.4:

            "8.4 DISTRIBUTIONS TO PARTNERS. Except as provided in Section
         15.2, Operating Cash Flow and Capital Cash Flow with respect to any period shall be distributed to the Partners at such time or times as the General Partner shall determine consistent with the following order of priority:

                 A. first, PRO RATA (based on the respective number of Preferred Units held by them) to the holders of the Preferred Units until they have received aggregate distributions under this Section 8.4.A equal to the amount of their cumulative Priority Return; and

                  B. thereafter, PRO RATA (based on the respective number of Common Units held by them) to the holders of Common Units;
         PROVIDED, that, for each of the fiscal quarters during the three (3) year period commencing on the effective date of the Merger, after the distributions specified in Section 8.4.A have been made, and subject to the Partnership being permitted by the Act to pay such distribution, the holders of Common Units shall receive a quarterly distribution under this Section 8.4.B of at least $0.38 per Common Unit."

         9. SPECIAL DISTRIBUTIONS. Section 8.9 of the Partnership Agreement is hereby amended by deleting such section in its entirety.

         10. LIQUIDATION. Section 15.2 of the Partnership Agreement is hereby amended by deleting subsection C in its entirety and replacing such section with the following new subsection C:

               "C. After paying such debts and providing for such reserves, and after application of all allocations required by Section 7, the General Partner or the liquidating trustee, as the case may be, shall cause the remaining net assets of the Partnership to be distributed to and among the Partners PRO RATA in accordance with their positive Capital Account balances as required by Treas. Reg.ss.1.704-1(b)(2)(ii)(b)(2)."


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         11. NOTICES Section 19.1 of the Partnership Agreement is hereby amended by deleting such section in its entirety and replacing such section with the following new Section 19.1:

                  "19.1 NOTICES. Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by telecopy or other facsimile transmission (confirmed by any of the methods that follow) or by hand, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on EXHIBIT A, or at such other address as such person may have previously furnished or may subsequently furnish in writing to the Partnership and each Partner. A copy of all such notices also should be sent to the General Partner and addressed as follows:

                  General Partner:  Heritage-Austen Acquisition, Inc.
                                    c/o Heritage Property Investment Trust, Inc.
                                    535 Boylston Street
                                    Boston, MA 02116
                                    Attention:  Thomas Prendergast, President
                                    Fax No. (617) 267-4557

                  With copy to:     Victor J. Paci, Esq.
                                    Bingham Dana LLP
                                    150 Federal Street
                                    Boston, MA 02110
                                   Fax No. (617) 951-8736"

         12. REFERENCES TO GENERAL PARTNER. For purposes of the Partnership Agreement, references to the term "General Partner" in Section 8.2(iv), 8.5(B) (second reference only), 9.6(A)(i), 9.6(B) and 12.2(C)(a) shall be deemed to refer to Heritage or the General Partner, as the case may be.

         13. EXCHANGE RIGHTS.

                  (a) Section 9(a) of the Amendment to the Second Restated Agreement of Limited Partnership Agreement Relating to 8.875% Series B Cumulative Redeemable Perpetual Preferred Units is hereby amended by replacing the phrase "8.875% Series B Cumulative Redeemable Preferred Stock of the General Partner" with the phrase "8.875% Series B Cumulative Redeemable Preferred Stock of Heritage"


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


                  (b) Section 9(a) of the Amendment to the Second Restated Agreement of Limited Partnership Agreement Relating to 8.875% Series C Cumulative Redeemable Perpetual Preferred Units is hereby amended by replacing the phrase "8.875% Series C Cumulative Redeemable Preferred Stock of the General Partner" with the phrase "8.875% Series C Cumulative Redeemable Preferred Stock of Heritage".

         14. NO OTHER AMENDMENTS. Except as provided herein, all other terms of the Partnership Agreement shall remain in full force and effect.












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         15. IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                              BRADLEY REAL ESTATE, INC.



                              By: /s/ Thomas P. D'Arcy
                                 -----------------------------------------
                                 Name:  Thomas P. D'Arcy
                                 Title: President and Chief Executive Officer


















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